Exhibit 10.11

ADDENDUM TO EMPLOYMENT OFFER BY
CENNTRO AUTOMOTIVE GROUP LIMITED

(“THE COMPANY”)

This addendum (the “Addendum”) to the offer letter from the Company to Edmond Cheng dated March 26, 2021 (the “Original Letter”) and the Amended and Restated Offer of Employment dated June 28, 2021, (the “Amended Letter”; collectively, the “Employment Offer”), is made by the Company and becomes effective on this 3rd day of September, 2021.

Equity Compensation

The equity compensation specified under Section 5 of the Amended Letter shall also include the accomplishment of consummation of a business combination transaction in addition to an IPO. Therefore, Section 5 of the Amended Offer shall be supplemented to read as follows:

5. Equity Compensation. Subject to approval of the Board of Directors of the Company (the “Board”), if the Company consummates an initial public offering of its shares of common stock, or a business combination transaction (“Merger”) with an existing public listing company (“MergerCo”), you will be eligible to receive an option to purchase a number of shares equal to 0.75% of the Company’s common stock, calculated on a fully diluted basis immediately prior to the closing of the offering or the Merger (for avoidance of doubt, without giving effect to the shares of capital stock of the Company issued in the initial public offering, or the outstanding shares of MergerCo, or any shares newly issued by the MergerCo before or together with the closing of Merger), with an exercise price per share equal to the sale price to the public on the date of the pricing of the initial public offering as set forth in the underwriting agreement related thereto, or, in case of a Merger, equal to the valuation of the Company per share as set fo1th in a definitive agreement related to such Merger. The option will be granted under, and subject to the terms and conditions of, J:he Company’s 2021 Stock Incentive Plan and your individual stock option agreement.

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Sincerely,

CENNTRO AUTOMOTIVE GROUP LIMITED

By:	/s/ Peter Z. Wang
Name: Peter Z. Wang
Title: Chief Executive Officer

AGREED AND ACCEPTED AS OF THE DATE WRITTEN ABOVE:

/S/ Edmond Cheng
Edmond Cheng

AS TO SECTION 12 (UNDER THE AMENDED LETTER):

CENNTRO ELECTRIC GROUP, INC.

By:	/s/ Peter Z. Wang
Name: Peter Z. Wang
Title: Chief Executive Officer

[Signature Page to Addendum to Cheng Employment Offer]